Exhibit 99.1
Contact:
Jeff Hall, Chief Financial Officer
David Myers, Vice President Investor Relations
(314) 810-3115
investor.relations@express-scripts.com
Express Scripts’ Strong Operating Fundamentals Drive Record Earnings
          ST. LOUIS, July 28, 2010 — Express Scripts, Inc. (Nasdaq: ESRX) announced 2010 second quarter net income from continuing operations of $307.3 million, or $0.56 per diluted share. Second quarter adjusted earnings per share, as detailed in Table 4, was $0.60 per diluted share, an increase of 33% over 2009. All per share amounts have been adjusted to reflect the Company’s 2-for-1 stock split which occurred in the second quarter.
Second Quarter 2010 Review (2010 data reflected on an adjusted basis. See Tables 2 and 3)
•	Cash flow from operations of $688.0 million, up 197% from 2009

•	Total adjusted claims of 189.1 million, up 51% from 2009

•	Gross profit of $777.7 million, up 31% from 2009

•	EBITDA of $586.9 million, up 46% from 2009

•	Repurchased 6.1 million shares for $310.5 million

•	Repaid $180 million of long-term debt

•	2-for-1 stock split, effected in the form of a stock dividend, with ex-dividend date of June 8, 2010.
          “Our solid second quarter results are a testament our focus on making the use of prescription drugs safe and more affordable,” stated George Paz, president, chief executive officer and chairman. “We are making advances in driving pharmacy related waste out of the healthcare system, while improving health outcomes.”
          The Company has now successfully implemented over 50% of NextRx membership onto Express Scripts’ IT systems and is on track to realize its integration targets. Strong operating fundamentals drove sequential improvement in adjusted EBITDA per script to $3.10, up from $2.92 in the first quarter.
           In addition to integration costs and amortization of intangible assets, adjusted earnings per share excludes two non-recurring items in the second quarter. The Company recorded a benefit of $30.0 million ($18.9 million net of tax) related to an amendment of a client contract which is reflected in revenue on the income statement (See Table 2). In addition, the Company recorded an impairment charge in its Emerging Markets segment of $28.2 million ($17.7 net of tax), which is reflected in “Net (loss) income from discontinued operations” on the income statement.

          “We remain positive on the underlying trends and opportunities in our space and remain confident in our ability to improve health outcomes and drive out waste – meeting the needs of our clients, lowering costs and generating exceptional shareholder value,” said Paz.
Guidance
          The Company previously provided 2010 adjusted earnings per diluted share guidance on a split-adjusted basis of $2.425 to $2.50. Based on strong underlying fundamentals, the Company now believes its 2010 adjusted earnings per share will be in a range of $2.45 to $2.50. Adjusted earnings per share excludes items as detailed in Table 5.
          Express Scripts continues to expect the acquisition of NextRx to generate more than $1 billion of incremental EBITDA once fully integrated.
About Express Scripts
          Express Scripts, Inc., one of the largest pharmacy benefit management companies in North America, is leading the way toward creating better health and value for patients through ConsumerologySM, the advanced application of the behavioral sciences to healthcare. This approach is helping millions of members realize greater healthcare outcomes and lowering cost by assisting in influencing their behavior. Headquartered in St. Louis, Express Scripts provides integrated PBM services including network-pharmacy claims processing, home delivery services, specialty benefit management, benefit-design consultation, drug-utilization review, formulary management, and medical and drug data analysis services. The company also distributes a full range of biopharmaceutical products and provides extensive cost-management and patient-care services. More information can be found at www.express-scripts.com and www.consumerology.org.
SAFE HARBOR STATEMENT
          This press release contains forward-looking statements, including, but not limited to, statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements can be found in the Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Form 10-Q on file with the SEC. A copy of this form can be found at the Investor Relations section of Express Scripts’ web site at http://www.express-scripts.com.
          We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Statement of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share data)	2010	2009	2010	2009

Revenues(1)	$11,288.8	$5,496.8	$22,427.2	$10,912.3
Cost of revenues (1)	10,531.3	4,904.2	21,006.5	9,787.1

Gross profit	757.5	592.6	1,420.7	1,125.2
Selling, general and administrative	227.2	212.4	435.7	389.7

Operating income	530.3	380.2	985.0	735.5

Other (expense) income:
Interest income	0.5	1.2	2.2	2.1
Interest expense	(42.0)	(77.6)	(84.8)	(94.7)

	(41.5)	(76.4)	(82.6)	(92.6)

Income before income taxes	488.8	303.8	902.4	642.9
Provision for income taxes	181.5	111.7	334.5	236.2

Net income from continuing operations	307.3	192.1	567.9	406.7
Net (loss) income from discontinued operations, net of tax	(17.4)	0.2	(17.8)	—

Net income	$289.9	$192.3	$550.1	$406.7

Weighted average number of common shares outstanding during the period:
Basic	544.5	513.2	547.1	504.2
Diluted	550.1	517.6	552.9	508.6

Basic earnings per share:
Continuing operations	$0.56	$0.37	$1.04	$0.81
Discontinued operations	(0.03)	—	(0.03)	—
Net earnings	0.53	0.37	1.01	0.81

Diluted earnings per share:
Continuing operations	$0.56	$0.37	$1.03	$0.80
Discontinued operations	(0.03)	—	(0.03)	—
Net earnings	0.53	0.37	0.99	0.80

(1)	Includes retail pharmacy co-payments of $1,547.3 million and $721.1 million for the three months ended June 30, 2010 and 2009, respectively and $3,209.9 million and $1,543.8 million for the six months ended June 30, 2010 and 2009, respectively.

EXPRESS SCRIPTS, INC.
Unaudited Consolidated Balance Sheet

	June 30,	December 31,
(in millions, except share data)	2010	2009
Assets
Current assets:
Cash and cash equivalents	$1,631.2	$1,070.4
Restricted cash and investments	10.8	9.1
Receivables, net	1,685.3	2,516.4
Inventories	302.4	313.0
Deferred taxes	125.1	135.0
Prepaid expenses and other current assets	48.7	94.2
Current assets of discontinued operations	3.9	5.4

Total current assets	3,807.4	4,143.5
Property and equipment, net	351.9	347.1
Goodwill	5,490.3	5,497.1
Other intangible assets, net	1,800.7	1,880.8
Other assets	31.7	31.7
Noncurrent assets of discontinued operations	1.6	31.0

Total assets	$11,483.6	$11,931.2

Liabilities and Stockholders’ Equity
Current liabilities:
Claims and rebates payable	$2,594.9	$2,850.7
Accounts payable	723.7	706.4
Accrued expenses	567.9	549.2
Current maturities of long-term debt	980.1	1,340.1
Current liabilities of discontinued operations	2.5	10.4

Total current liabilities	4,869.1	5,456.8
Long-term debt	2,493.1	2,492.5
Other liabilities	474.6	430.1

Total liabilities	7,836.8	8,379.4

Stockholders’ Equity:
Preferred stock, 5,000,000 shares authorized, $0.01 par value per share; and no shares issued and outstanding	—	—
Common stock, 1,000,000,000 shares authorized, $0.01 par value per share; shares issued: 690,225,000 and 345,279,000, respectively; shares outstanding: 542,412,000 and 275,007,000, respectively	6.9	3.5
Additional paid-in capital	2,298.1	2,260.0
Accumulated other comprehensive income	15.9	14.1
Retained earnings	4,738.7	4,188.6

	7,059.6	6,466.2
Common stock in treasury at cost, 147,813,000 and 70,272,000 shares, respectively	(3,412.8)	(2,914.4)

Total stockholders’ equity	3,646.8	3,551.8

Total liabilities and stockholders’ equity	$11,483.6	$11,931.2

EXPRESS SCRIPTS, INC.
Unaudited Condensed Consolidated Statement of Cash Flows

	Six Months Ended
	June 30,
(in millions)	2010	2009

Cash flows from operating activities:
Net income	$550.1	$406.7
Net loss from discontinued operations, net of tax	17.8	—

Net income from continuing operations	567.9	406.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	119.2	47.8
Deferred financing fees	2.6	57.7
Non-cash adjustments to net income	75.4	42.5
Changes in operating assets and liabilities:
Accounts receivable	822.1	(2.1)
Claims and rebates payable	(255.7)	(26.6)
Other net changes in operating assets and liabilities	104.9	(11.8)

Net cash provided by operating activities — continuing operations	1,436.4	514.2
Net cash provided by operating activities — discontinued operations	12.4	3.8

Net cash flows provided by operating activities	1,448.8	518.0

Cash flows from investing activities:
Purchases of property and equipment	(51.1)	(31.6)
Purchase of short-term investments	(10.0)	(1,198.9)
Other	12.7	5.4

Net cash used in investing activities — continuing operations	(48.4)	(1,225.1)
Net cash used in investing activities — discontinued operations	(0.8)	(0.4)

Net cash used in investing activities	(49.2)	(1,225.5)

Cash flows from financing activities:
Treasury stock acquired	(528.7)	—
Repayment of long-term debt	(360.0)	(160.1)
Tax benefit relating to employee stock compensation	30.8	2.9
Net proceeds from employee stock plans	16.7	2.2
Proceeds on long-term debt, net of discounts	—	2,491.6
Net proceeds from stock issuance	—	1,569.1
Deferred financing fees	—	(69.5)

Net cash (used in) provided by financing activities	(841.2)	3,836.2

Effect of foreign currency translation adjustment	2.4	1.6

Net increase in cash and cash equivalents	560.8	3,130.3
Cash and cash equivalents at beginning of period	1,070.4	530.7

Cash and cash equivalents at end of period	$1,631.2	$3,661.0

Table 1
Unaudited Consolidated Selected Information
(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Claims Volume
Network	151.0	94.7	300.0	188.9
Home Delivery & Specialty (1)	13.5	10.9	26.9	21.6

Total claims	164.5	105.6	326.9	210.5

Total adjusted claims(2)	189.1	125.6	375.7	249.7

Depreciation and Amortization (D&A):
Revenue amortization(3)	$28.5	$—	$57.0	$—
Cost of revenues depreciation	9.4	5.8	17.9	11.5
Selling, general and administrative depreciation	12.5	9.7	24.0	19.1
Selling, general and administrative amortization	10.1	8.6	20.3	17.2

Total D&A	$60.5	$24.1	$119.2	$47.8

Generic Fill Rate
Network	72.5%	69.2%	71.9%	69.1%
Home Delivery	60.0%	57.2%	59.7%	57.1%
Overall	71.4%	67.8%	70.8%	67.8%

(1)	These claims include home delivery, specialty and other claims including: (a) drugs distributed through patient assistance programs (b) drugs we distribute to other PBM’s clients under limited distribution contracts with pharmaceutical manufacturers and (c) Emerging Market claims.

(2)	Total adjusted claims reflect home delivery claims multiplied by 3, as home delivery claims are typically 90 day claims.

(3)	Revenue amortization related to the customer contract with WellPoint which consummated upon closing of the NextRx acquisition in 2009. Under U.S. GAAP standards, amortization of intangibles that arise in connection with consideration given to a customer by a vendor is characterized as a reduction of revenues.

Table 2
Calculation of Adjusted Gross Profit and SG&A
(in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Gross profit, as reported	$757.5	$592.6	$1,420.7	$1,125.2
Amortization of NextRx-related intangible assets (1)	28.5	—	57.0	—
Non-recurring integration related costs (2)	21.7	—	47.6	—
Non-recurring benefit related to client contract amendment (3)	(30.0)	—	(30.0)	—

Adjusted gross profit	$777.7	$592.6	$1,495.3	$1,125.2

Selling, general and administrative expenses, as reported	$227.2	$212.4	$435.7	$389.7
Amortization of legacy intangible assets (4)	8.5	8.6	17.1	17.2
Amortization of NextRx-related intangible assets (5)	1.6	—	3.2	—
Non-recurring integration related costs (2)	4.4	—	10.4	—
Non-recurring transaction related costs (6)	—	11.7	—	11.7
Non-recurring benefit related to insurance recovery (7)	—	(15.0)	—	(15.0)

Adjusted selling, general and administrative expenses	$212.7	$207.1	$405.0	$375.8

The Company is providing adjusted gross profit and selling, general and administrative expenses excluding the impact of non-recurring charges and amortization of intangible assets in order to compare the underlying financial performance to prior periods.

(1)	Revenue amortization related to the customer contract with WellPoint which consummated upon closing of the NextRx acquisition in 2009. Under U.S. GAAP standards, amortization of intangibles that arise in connection with consideration given to a customer by a vendor is characterized as a reduction of revenues. Intangible amortization of $28.5 million ($17.9 million net of tax) and $57.0 million ($35.9 million net of tax) is included as a reduction to revenue in the three months and six months ended June 30, 2010, respectively.

(2)	Integration related costs include those costs directly related to the acquisition of NextRx, primarily comprised of transition services, integration, site closures and severance costs of $21.7 million ($13.6 million net of tax) and $47.6 million ($30.0 million net of tax) incurred in the three months and six months ended June 30, 2010, respectively, and included in cost of revenues.

Additionally, the Company incurred costs of $4.4 million ($2.8 million net of tax) and $10.4 million ($6.5 million net of tax) in the three months and six months ended June 30, 2010, respectively, and included in selling, general and administrative expense.

(3)	Non-recurring benefit relating to an amendment of a client contract. $30.0 million ($18.9 million net of tax) is included as an increase to revenue for three months and six months ended June 30, 2010. This amount was originally accrued in the NextRx opening balance sheet and in accordance with business combination accounting guidance the reversal of the accrual was recorded in revenue, since it relates to client guarantees, upon amendment of the contract during the second quarter of 2010.

(4)	This adjustment represents the effect of Express Scripts’ legacy intangible amortization, prior to the acquisition of NextRx. Intangible amortization of $8.5 million ($5.3 million net of tax) and $8.6 million ($5.4 million net of tax) is included in selling, general and administrative expense for three months ended June 30, 2010 and 2009, respectively. Intangible amortization of $17.1 million ($10.8 million net of tax) and $17.2 million ($10.9 million net of tax) is included in selling, general and administrative expense for the six months ended June 30, 2010 and 2009, respectively.

(5)	This adjustment represents the effect of the NextRx related intangible amortization. Intangible amortization of $1.6 million ($1.0 million net of tax) and $3.2 million ($2.0 million net of tax) is included in selling, general and administrative expense in the three months and six months ended June 30, 2010, respectively.

(6)	Transaction related costs include those directly related to the acquisition of NextRx, primarily composed of professional fees of $11.7 million ($7.4 million net of tax), included in selling, general and administrative expense for the three months and six months ended June 30, 2009.

(7)	Non-recurring benefit related to insurance recovery of $15.0 million ($9.5 million net of tax), included as a reduction to selling, general and administrative expense in the three months and six months ended June 30, 2009.

Table 3
EBITDA Reconciliation
(in millions, except per claim data)
The following is a reconciliation of net income from continuing operations to EBITDA(1) from continuing operations. The Company believes net income is the most directly comparable measure calculated under Generally Accepted Accounting Principles.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Net income from continuing operations, as reported	$307.3	$192.1	$567.9	$406.7
Provision for income taxes	181.5	111.7	334.5	236.2
Depreciation and amortization	60.5	24.1	119.2	47.8
Interest expense, net	41.5	76.4	82.6	92.6

EBITDA from continuing operations, as reported	590.8	404.3	1,104.2	783.3
Non-recurring integration related costs (2)	26.1	—	58.0	—
Non-recurring benefit related to client contract amendment (3)	(30.0)	—	(30.0)	—
Non-recurring transaction related costs (4)	—	11.7	—	11.7
Non-recurring benefit related to insurance recovery (5)	—	(15.0)	—	(15.0)

Adjusted EBITDA from continuing operations	$586.9	$401.0	$1,132.2	$780.0

Total adjusted claims	189.1	125.6	375.7	249.7

Adjusted EBITDA per adjusted claim	$3.10	$3.19	$3.01	$3.12
The Company is providing EBITDA excluding the impact of non-recurring charges in order to compare the underlying financial performance to prior periods.

(1)	EBITDA is earnings before taxes, depreciation and amortization, net interest and other income (expense); or alternatively calculated as operating income plus depreciation and amortization. EBITDA is presented because it is a widely accepted indicator of a company’s ability to service indebtedness and is frequently used to evaluate a company’s performance. EBITDA, however, should not be considered as an alternative to net income, as a measure of operating performance, as an alternative to cash flow, as a measure of liquidity or as a substitute for any other measure computed in accordance with accounting principles generally accepted in the United States. In addition, this definition and calculation of EBITDA may not be comparable to that used by other companies.

(2)	Integration related costs include those costs directly related to the acquisition of NextRx, primarily comprised of transition services, integration, site closures and severance costs of $21.7 million ($13.6 million net of tax) and $47.6 million ($30.0 million net of tax) incurred in the three months and six months ended June 30, 2010, respectively, and included in cost of revenues.

Additionally, the Company incurred costs of $4.4 million ($2.8 million net of tax) and $10.4 million ($6.5 million net of tax) in the three months and six months ended June 30, 2010, respectively, and included in selling, general and administrative expense.

(3)	Non-recurring benefit relating to an amendment of a client contract. $30.0 million ($18.9 million net of tax) is included as an increase to revenue for three months and six months ended June 30, 2010. This amount was originally accrued in the NextRx opening balance sheet and in accordance with business combination accounting guidance the reversal of the accrual was recorded in revenue, since it relates to client guarantees, upon amendment of the contract during the second quarter of 2010.

(4)	Transaction related costs include those directly related to the acquisition of NextRx, primarily composed of professional fees of $11.7 million ($7.4 million net of tax), included in selling, general and administrative expense for the three months and six months ended June 30, 2009.

(5)	Non-recurring benefit related to insurance recovery of $15.0 million ($9.5 million net of tax), included as a reduction to selling, general and administrative expense in the three months and six months ended June 30, 2009.

Table 4
Calculation of Adjusted EPS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(per diluted share)
EPS from continuing operations, as reported	$0.56	$0.37	$1.03	$0.80

Non-recurring items:
Integration related costs (1)	0.03	—	0.06	—
Non-recurring benefit related to client contract amendment (2)	(0.03)	—	(0.03)	—
Transaction related costs (3)	—	0.02	—	0.02
Non-recurring benefit related to insurance recovery (4)	—	(0.02)	—	(0.02)
Non-recurring termination of bridge financing (5)	—	0.07	—	0.07

Amortization of:
Legacy intangible assets (6)	0.01	0.01	0.02	0.02

NextRx-related intangible assets (7)	0.03	—	0.07	—

EPS from continuing operations, adjusted	$0.60	$0.45	$1.15	$0.89

EPS from discontinued operations, as reported	$(0.03)	$—	$(0.03)	$—

Non-recurring items:
Impairment charge (8)	0.03	—	0.03	—

EPS from discontinued operations, adjusted	$—	$—	$(0.00)	$—

Total EPS, adjusted	$0.60	$0.45	$1.15	$0.89

The Company is providing diluted earnings per share excluding the impact of non-recurring charges and intangibles amortization in order to compare the underlying financial performance to prior periods.

(1)	Integration related costs include those costs directly related to the acquisition of NextRx, primarily comprised of transition services, integration, site closures and severance costs of $21.7 million ($13.6 million net of tax) and $47.6 million ($30.0 million net of tax) incurred in the three months and six months ended June 30, 2010, respectively, and included in cost of revenues.

Additionally, the Company incurred costs of $4.4 million ($2.8 million net of tax) and $10.4 million ($6.5 million net of tax) in the three months and six months ended June 30, 2010, respectively, and included in selling, general and administrative expense.

(2)	Non-recurring benefit relating to an amendment of a client contract. $30.0 million ($18.9 million net of tax) is included as an increase to revenue for three months and six months ended June 30, 2010. This amount was originally accrued in the NextRx opening balance sheet and in accordance with business combination accounting guidance the reversal of the accrual was recorded in revenue, since it relates to client guarantees, upon amendment of the contract during the second quarter of 2010.

(3)	Transaction related costs include those directly related to the acquisition of NextRx, primarily composed of professional fees of $11.7 million ($7.4 million net of tax), included in selling, general and administrative expense for the three months and six months ended June 30, 2009.

(4)	Non-recurring benefit related to insurance recovery of $15.0 million ($9.5 million net of tax), included as a reduction to selling, general and administrative expense in the three months and six months ended June 30, 2009.

(5)	Financing costs include bridge loan fees of $58.4 million ($36.9 million net of tax) included in interest expense for the three months and six months ended June 30, 2009. These fees were incurred to terminate the temporary bridge financing once permanent financing was secured.

(6)	This adjustment represents the per share effect of Express Scripts’ legacy intangible amortization, prior to the acquisition of NextRx. Intangible amortization of $8.5 million ($5.3 million net of tax) and $8.6 million ($5.4 million net of tax) is included in selling, general and administrative expense for three months ended June 30, 2010 and 2009, respectively. Intangible amortization of $17.1 million ($10.8 million net of tax) and $17.2 million ($10.9 million net of tax) is included in selling, general and administrative expense for the six months ended June 30, 2010 and 2009, respectively.

(7)	This adjustment represents the per share effect of the NextRx related intangible amortization. Intangible amortization of $28.5 million ($17.9 million net of tax) and $57.0 million ($35.9 million net of tax) is included as a reduction to revenue in the three months and six months ended June 30, 2010, respectively. Intangible amortization of $1.6 million ($1.0 million net of tax) and $3.2 million ($2.0 million net of tax) is included in selling, general and administrative expense in the three months and six months ended June 30, 2010, respectively.

(8)	Ihe Company recorded a charge of $28.2 million ($17.7 million net of tax) during the second quarter of 2010, the majority of which reflects the goodwill and intangible asset impairment and the subsequent write-down of assets to fair market value for a business included in the Emerging Markets segment. $17.7 million is included in “Net (loss) income from discontinued operations, net of tax” on the income statement.

Table 5
2010 Guidance Information

	Estimated
	Year Ended
	December 31, 2010
	(per diluted share)
Revised adjusted EPS guidance (split adjusted)	$2.45	to	$2.50

GAAP items not included in guidance:
Non-recurring charges related to the NextRx transaction (1)	0.14	to	0.17
Amortization of legacy intangible assets (2)	0.04		0.04
Amortization of NextRx-related intangible assets (3)	0.14		0.14
Non-recurring benefit related to client contract amendment (4)	(0.03)		(0.03)
Impairment charge (5)	0.03		0.03

(1)	The Company estimates costs related to the NextRx integration of $120.0 million - $150.0 million ($75.4 million - $94.2 million net of tax) will be incurred in 2010 for expenses related to transition services, integration, site closures and severance. To date, integration costs of $58.0 million ($36.5 million after tax) have been incurred.

(2)	This adjustment represents the per share effect of Express Scripts’ legacy intangible amortization, prior to the acquisition of NextRx. Intangibles amortization of approximately $34.2 million ($21.5 million after tax) will be included in selling, general and administrative expense in 2010.

(3)	This adjustment represents the per share effect of the NextRx-related intangible amortization. Intangibles amortization of approximately $114.0 million ($71.6 million net of tax) will be included as a reduction to revenue in 2010. Intangibles amortization of $6.5 million ($4.1 million net of tax) will be included in selling, general and administrative expense in 2010.

(4)	Guidance excludes the non-recurring benefit relating to an amendment of a client contract. $30.0 million ($18.9 million net of tax) is included as an increase to revenue for three months and six months ended June 30, 2010. This amount was originally accrued in the NextRx opening balance sheet and in accordance with business combination accounting guidance the reversal of the accrual was recorded in revenue, since it relates to client guarantees, upon amendment of the contract during the second quarter of 2010.

(5)	Guidance excludes the impairment charge of $28.2 million ($17.7 million net of tax) incurred during the second quarter of 2010, related to the classification of an Emerging Markets business as a discontinued operation. $17.7 million is included in “Net (loss) income from discontinued operations, net of tax” on the income statement.